P22000083608

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer.

Office Use Only

500396307495

10/28/22--01033--011 **128.75

FILED
2022 OCT 28 PM 10: 2
CABLE AND/OR VIDEO FRANCHISING
DIVISION OF CORPORATIONS
TALLAHASSEE, FLORIDA

T. SCOTT
NOV - 4 2022

# COVER LETTER

Department of State

Division of Corporations

P.O. Box 6327

Tallahassee, FL 32314

SUBJECT: Biolife Sciences Inc.

**Enclosed is an original and one (1) copy of the Articles of Domestication and a check:**

FEES:

| | |
|---|---|
| **Certificate of Domestication** | **$ 50.00** |
| **Articles of Incorporation and Certified Copy** | **$ 78.75** |
| **Total filing fee** | **$128.75** |

OPTIONAL:

| | |
|---|---|
| Certificate of Status | $ 8.75 |

**From:** Abraham Wilson, Esq.

**Name (printed or typed)**

99 S. New York Ave.

**Address**

Winter Park, FL 32789

**City, State & Zip**

(407) 425-7831

**Daytime Telephone Number**

pbarnett@pinonicholsonlaw.com

**E-mail address: (to be used for future annual report notification)**

**INHS53 (3/20)**

# Articles of Domestication
## Foreign Corporation Domesticating to Florida

The undersigned, Justin De Four, President
(Name) (Title)

of Biolife Sciences Inc., a foreign corporation, in accordance with s. 607.11922, Florida Statutes, submit these Articles of Domestication.

1. Then name of the domesticating corporation is Biolife Sciences Inc.
(Foreign Corporation)
2. The jurisdiction and date of its formation is December 31, 2000
3. The name of the domesticated corporation is Biolife Sciences Inc.
4. The jurisdiction of formation of the domesticated corporation is **Florida**
5. The domestication corporation is a foreign corporation and the domestication was approved in accordance with its organic law.
6. Attached are Florida Articles of Incorporation to complete the domestication requirements pursuant to s.607.0202, F.S.

I certify I am authorized to sign these Articles of Domestication on behalf of the corporation.

Justin De Four
(Authorized Signature)

# ARTICLES OF INCORPORATION

In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

**ARTICLE I NAME**

The name of the corporation shall be BIOLIFE SCIENCES INC. (the "Corporation")

FILED
2022 OCT 28 PM 10: 2
DIVISION OF CORPORATIONS
TALLAHASSEE, FLORIDA

**ARTICLE II PRINCIPAL OFFICE**

99 S. New York Ave., Winter Park, FL 32789

Principal street address

Mailing address, if different is:

5285 Bradco Blvd., Unit B, Mississauga, ON L4W 2A6, CAN

**ARTICLE III PURPOSE**

The purpose for which the corporation is organized is any and all lawful business.

**ARTICLE IV SHARES**

1. The number of shares of stock is:

   **Common Stock.** The maximum number of shares of common stock that this corporation is authorized to have outstanding at any one time is 20,100,000,000 (twenty billion one hundred million) shares of common stock, $0.00001 par value per share.

   **Preferred Stock.** The maximum number of shares of preferred stock that this corporation is authorized to have outstanding at any one time is 20,000,000 (twenty million) shares of preferred stock, $0.00001 par value per share.

2. Subject to the requirements of Chapter 607 of the laws of the State of Florida, the Board of Directors is authorized and empowered to issue shares of preferred stock in one or more series and with such designation, preferences, and limitations as the Board of Directors, in its business judgement, determines is in the best interests of the corporation.

3. The Board of Directors of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the bylaws of the Corporation.

4. The Board of Directors of the Corporation may, by restated Articles of Incorporation, classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or term or conditions of redemption of the stock.

**ARTICLE V INITIAL OFFICERS AND/OR DIRECTORS**

Nika Jaksic, Director

Brian Morales, Director

Justin De Four, Director & CEO

Whose mailing addresses shall be the same as the mailing address of the Corporation.

**ARTICLE VI REGISTERED AGENT**

The name and Florida street address of the registered agent is:

Laurence J. Pino, P.A.

99 S. New York Ave., Winter Park, FL 32789

**ARTICLE VII INCORPORATOR**

The name and address of the Incorporator is:

Name: Justin De Four

Address: 5285 Bradco Blvd, Unit B, Mississauga, ON L4W2A6, CAN

**ARTICLE VIII BYLAWS**

The Board of Directors of the Corporation shall have the power, without the assent or vote of the shareholders, to make, alter, amend or repeal the Bylaws of the Corporation, but the affirmative vote of the majority of Directors shall be necessary to take any action for the making, alteration, amendment or repeal of the Bylaws.

**ARTICLE IX INDEMNIFICATION**

The Corporation may indemnify any present or former officer or director, or person exercising powers and duties of an officer or a director, to the full extent now or hereafter permitted by law.

**ARTICLE X AFFILIATED TRANSACTIONS**

The Corporation expressly elects not to be governed by Section 607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

**ARTICLE XI CONTROL SHARE ACQUISITIONS**

The Corporation expressly elects not to be governed by Section 607.0902 of the Florida Business Corporation Act, as amended from time to time, relating to control share acquisitions.

**ARTICLE XII AMENDMENT**

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, or in any amendment hereto, or to add any provision to these Articles of Incorporation or to any amendment hereto, in any manner now or hereafter prescribed or permitted by the provisions of any applicable statute of the State of Florida, and all rights conferred upon

shareholders in these Articles of Incorporation or any amendment hereto are granted subject to this reservation.

***Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity***

10/24/2022

Required Signature/Registered Agent Date

***I submit this document and affirm that the facts stated herein are true. I am aware that the false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S.***

Justin De Four 10/24/22

Required Signature/Incorporator Date